UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
22 Fitzwilliam Square South
Dublin D02 FH68, Ireland
(Address of Principal Executive Offices) (Zip Code)

Navitas Semiconductor Corporation 2021 Equity Incentive Plan
Amended and Restated Navitas Semiconductor Limited 2020 Equity Incentive Plan
(Full title of the plan)

Paul D. Delva
Sr. V.P., General Counsel and Secretary
c/o Navitas Semiconductor USA, Inc.
2101 East El Segundo Boulevard, Suite 205
El Segundo, CA 90245
(Name and address of agent for service)
(844) 654-2642
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (6)
Class A Common Stock, par value $0.0001 per share	11,274,706 (2)	$0.51 (3)	$5,750,100	$533.03
Class A Common Stock, par value $0.0001 per share	25,568,989 (4)	$10.56 (5)	$270,008,524	$25,029.79
(1)     In addition to such shares, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an undetermined number of shares of Class A Common Stock, par value $0.0001 per share, of the Registrant (“Common Stock”) that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.
(2)    Consists of shares underlying outstanding options under the Amended and Restated Navitas Semiconductor Limited 2020 Equity Incentive Plan (“2020 Plan”).

(3)    Estimated in accordance with Rule 457(h) under the Securities Act based on the weighted average exercise price per share of options outstanding under the 2020 Plan.
(4)    Consists of 4,525,344 shares of Common Stock underlying outstanding restricted stock units under the 2020 Plan and 21,043,645 shares of Common Stock available or reserved for issuance under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan.
(5)     Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices for the Common Stock on the Nasdaq Stock Market on January 21, 2022, which date is within five business days prior to filing this registration statement.
(6)     Calculated pursuant to Section 6(b) of the Securities Act and determined by multiplying the aggregate offering price by 0.0000927.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“SEC”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Navitas Semiconductor Corporation (named Live Oak Acquisition Corp. II before October 19, 2021) (the “Registrant”) with the SEC are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K):

●	the Registrant’s prospectus dated December 6, 2021, filed under Rule 424(b)(3) of the Securities Act on December 7, 2021;

●
the Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, and quarterly report on Form 10-Q/A for the quarterly period ended September 30, 2021, filed on May 24, 2021, August 13, 2021 and November 24, 2021, respectively;

●
the Registrant’s current reports on Form 8-K filed on January 21, 2021, May 7, 2021, May 24, 2021, June 23, 2021, July 27, 2021, August 23, 2021, September 20, 2021, October 7, 2021, October 13, 2021, October 19, 2021, October 25, 2021, November 15, 2021 and November 22, 2021; and

●
the description of the Registrant's Common Stock set forth in the Registrant’s registration statement on Form 8‑A, filed on October 19, 2021, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement, which is so modified or superseded, shall be deemed not to constitute a part of this registration statement except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Paul D. Delva, Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Delva is employed by the Registrant and is eligible to receive awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan from time to time.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation and bylaws. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at the Registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The Registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required to be filed as part of this registration statement are listed in the Exhibit Index set forth below immediately preceding the signature page to this registration statement.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Second Amended and Restated Certificate of Incorporation of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.1 of the current report on Form 8-K filed by the Registrant with the SEC on October 25, 2021)

4.2	Amended and Restated Bylaws of Navitas Semiconductor Corporation (incorporated by reference to Exhibit 3.2 of the current report on Form 8-K filed by the Registrant with the SEC on October 25, 2021)
4.3	Navitas Semiconductor Corporation 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the current report on Form 8-K filed by the Registrant with the SEC on October 25, 2021)+
4.4
Amended and Restated Navitas Semiconductor Limited 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.16 of the registration statement on Form S-4 filed by the Registrant with the SEC on August 20, 2021)+

4.5	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.6 of the current report on Form 8-K filed by the Registrant with the SEC on October 25, 2021)+
4.6	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.7 of the current report on Form 8-K filed by the Registrant with the SEC on October 25, 2021)+
5.1	Opinion of Counsel*
23.1	Consent of Counsel (included in Exhibit 5.1)*
23.2	Consent of WithumSmith+Brown, PC (with respect to Live Oak Acquisition Corp. II financial statements)*
23.3	Consent of Deloitte & Touche LLP (with respect to Navitas Semiconductor Limited’s 2020 consolidated financial statements)*
23.4	Consent of CohnReznick LLP (with respect to Navitas Semiconductor Limited’s 2019 financial statements)*
24.1	Power of Attorney (included on signature page)

*	Filed herewith
+	Denotes compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in El Segundo, California, on January 24, 2022.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Todd Glickman and Paul D. Delva, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 24, 2022:

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)
/s/ Todd Glickman Todd Glickman	Sr. V.P., Interim Chief Financial Officer and Treasurer (principal financial and accounting officer)
/s/ Daniel Kinzer Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director
/s/ Richard J. Hendrix Richard J. Hendrix	Director
/s/ Brian Long Brian Long	Director
/s/ David Moxam David Moxam	Director
/s/ Dipender Saluja Dipender Saluja	Director
/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director